Elevation Series Trust  485BPOS

Exhibit 99.(g)(10)

September 19, 2025

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company

Legal Division - Global Services Americas

1 Congress Street

Boston, MA 02114

Re: NPF Core Equity ETF (“NPFE”), [redacted] (the “Funds”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 29.15.2, the Additional Clients provision, of the Custody Agreement dated as of September 2, 2022, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company ("State Street"), the undersigned Fund hereby requests that State Street act as Custodian for the new Fund under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

Elevation Series Trust
on behalf of:

NPF Core Equity ETF, [redacted]

By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Managing Director

Information Classification: Limited Access

Appendix A

List of Funds and Custodian Entities

Fund Name	Jurisdiction of formation
SRH U.S. Quality GARP ETF	Delaware
Sovereign's Capital Flourish Fund	Delaware
SRH REIT Covered Call ETF	Delaware
TrueShares Quarterly Bull Hedge ETF	Delaware
TrueShares Quarterly Bear Hedge ETF	Delaware
Clough Hedged Equity ETF	Delaware
Clough Select Equity ETF	Delaware
RiverNorth Active Income ETF	Delaware
Clough Short Duration ETF	Delaware
Clough Flexible Income ETF	Delaware
TrueShares Seasonality Laddered Buffered ETF	Delaware
The Opal International Dividend Income ETF	Delaware
TrueShares Structured Outcome (January) ETF	Delaware
TrueShares Structured Outcome (February) ETF	Delaware
TrueShares Structured Outcome (March) ETF	Delaware
TrueShares Structured Outcome (April) ETF	Delaware
TrueShares Structured Outcome (May) ETF	Delaware
TrueShares Structured Outcome (June) ETF	Delaware
TrueShares Structured Outcome (July) ETF	Delaware
TrueShares Structured Outcome (August) ETF	Delaware
TrueShares Structured Outcome (September) ETF	Delaware
TrueShares Structured Outcome (October) ETF	Delaware
TrueShares Structured Outcome (November) ETF	Delaware
TrueShares Structured Outcome (December) ETF	Delaware
RiverNorth Patriot ETF	Delaware
RiverNorth Enhanced Pre-Merger SPAC ETF	Delaware
RiverNorth Opal Dividend Income ETF	Delaware
TrueShares Technology, AI, & Deep Learning ETF	Delaware
TrueShares Active Yield ETF	Delaware
TrueShares Eagle Global Renewable Energy Income ETF	Delaware
Vulcan Value Partners Fund	Delaware
Vulcan Value Partners Small Cap Fund	Delaware
TrueShares ConVex Protect ETF	Delaware
NPF Core Equity ETF	Delaware
[redacted]	[redacted]
[redacted]	[redacted]

Information Classification: Limited Access